Exhibit 23H(2)

                         MUTUAL FUND SERVICES AGREEMENT

     THIS AGREEMENT is made as of this 31st day of May, 2002, by and between FAIRHOLME FUNDS, INC. (the "Fund"), a Maryland corporation having its principal place of business at 51 JFK Parkway, Short Hills, NJ 07078 and CITCO-QUAKER FUND SERVICES, INC. ("CQFS"), a corporation organized under the laws of the State of Delaware and having its principal place of business at 1288 Valley Forge Road, Suite 88, Valley Forge, PA 19482.

     WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund is authorized by its Articles of Incorporation and by-laws to issue separate series of shares representing interests in separate investment portfolios (the "Portfolios") and to further divide such Portfolios into separate share classes, and

     WHEREAS, The Fund has authorized the issuance of shares of beneficial interest in the Portfolios and share classes thereof listed on Schedule A to this Agreement, attached hereto and made part of this Agreement, as such Schedule A may be amended from time to time (each series individually referred to herein as a " Portfolio" and collectively as the " Portfolios"), and;

     WHEREAS, the Fund desires that CQFS perform certain transfer agent, fund accounting, and administrative services for the Portfolios of the Fund listed on Schedule A, and such Portfolios as may be added to Schedule A from time to time; and

     WHEREAS, CQFS is willing to perform such services on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.   RETENTION OF CQFS.

     The Fund hereby retains CQFS to act as Transfer Agent, Fund Accountant and Administrator of the Fund and to furnish the Fund with the services set forth in Schedule B to this Agreement, attached hereto and made part of this Agreement, as such Schedule B may be amended from time to time. CQFS hereby accepts such employment to perform such duties.

2.   SUBCONTRACTING.

     CQFS may, at its expense and, upon written notice to the Fund, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that CQFS shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that CQFS shall be responsible, to the extent provided in
Section 7 hereof, for all acts of such subcontractor as if such acts were its own.

3.   COMPENSATION.

     The Fund shall pay for the services to be provided by CQFS under this Agreement in accordance with, and in the manner set forth in, Schedule C attached hereto, as such Schedule C may be amended from time to time by agreement of the parties.

     If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, CQFS's compensation for that part of the month in which the Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of CQFS's compensation for the preceding month shall be made promptly.

4.   REIMBURSEMENT OF EXPENSES.

     In addition to paying CQFS the fees described in Schedule C attached hereto, the Fund agrees to reimburse CQFS for its reasonable out-of-pocket expenses in providing services hereunder, including without limitation the following:

     (a) All freight, delivery and bonding charges incurred by CQFS in delivering materials to and from the Fund;

     (b) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by CQFS in communications with the Fund, an adviser or sub-adviser to the Fund, the Fund's custodian, dealers or others as required for CQFS to perform the services to be provided hereunder;

     (c)  The Fund's proportionate costs of obtaining security market quotes;

     (d) All expenses incurred in connection with any custom programming or systems modifications required to provide any special reports or services requested by the Fund;

     (e) Any expenses CQFS shall incur at the written direction of an officer of the Fund thereunto duly authorized other than an employee or other affiliated person of CQFS who may otherwise be named as an authorized representative of the Fund for certain purposes; and

     (f) Any additional expenses reasonably incurred by CQFS in the performance of its duties and obligations under this Agreement.

5.   EFFECTIVE DATE.

     This Agreement shall become effective with respect to the Fund as of the date first written above (and as to a particular Portfolio that is not in existence on that date, on the date such Portfolio commences operation) (the "Effective Date").

6.   TERM OF THIS AGREEMENT.

     The term of this Agreement shall continue in effect, unless earlier terminated by any party hereto as provided hereunder, for a period of three years. Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for additional periods of one year.

     This Agreement may be terminated without penalty: (i) by the Fund or CQFS upon ninety (90) days' written notice; or (ii) by the Fund for "cause" (as defined below) upon the provision of sixty (60) days' advance written notice by the party alleging cause.

     For purposes of this Agreement, "cause" shall mean:

     (i) a material breach of this Agreement that has not been remedied within thirty (30) days following written notice of such breach from the non-breaching party;

     (ii) an act or omission of a party to this Agreement involving gross negligence, willful malfeasance or intentional wrongdoing;

     (iii)a series of negligent acts, omissions or breaches of this Agreement which, in the aggregate, constitute in the reasonable judgment of the Fund, a serious, unremedied and ongoing failure to perform satisfactorily CQFS's obligations hereunder;

     (iv) a final, non-appealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business;

     (v) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or the modification or alteration of the rights of creditors; or

     (vi) a failure on the part of CQFS to file any required regulatory filings in a timely manner.

     Notwithstanding the foregoing, in the event this Agreement is terminated and for any reason CQFS, with the written consent of the Fund, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due CQFS and unpaid by the Fund upon such termination shall be immediately due and payable upon and notwithstanding such termination. CQFS shall be entitled to collect from the Fund, in addition to the compensation described in Schedule C, the amount of all of CQFS's cash disbursements for services in connection with CQFS's activities in effecting such termination, including without limitation, the delivery to the Fund and/or its designees of the Fund's property, records, instruments and documents.

7.   STANDARD OF CARE.

     The duties of CQFS shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against CQFS hereunder. CQFS shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing the services provided for under this Agreement. CQFS shall be liable for any damages arising directly or indirectly out of CQFS's failure to perform its duties under this Agreement to the extent such damages arise directly or indirectly out of CQFS's willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of it obligations and duties hereunder. (As used in this Article 7, the term "CQFS" shall include directors, officers, employees and other agents of CQFS as well as CQFS itself).

     Without limiting the generality of the foregoing or any other provision of this Agreement, (i) CQFS shall not be liable for losses beyond its reasonable control, provided that CQFS has acted in accordance with the standard of care set forth above; and (ii) CQFS shall not be liable for the validity or invalidity or authority or lack thereof of any instruction, notice or other instrument that CQFS reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Fund (other than an employee or other affiliated persons of CQFS who may otherwise be named as an authorized representative of the Fund for certain purposes).

     CQFS may apply to the Fund at any time for instructions and may consult with counsel for the Fund or its own counsel, and with accountants and other experts with respect to any matter arising in connection with CQFS' duties hereunder, and CQFS shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the reasonable opinion of such counsel, accountants or other experts qualified to render such opinion.

8.   INDEMNIFICATION.

     The Fund agrees to indemnify and hold harmless CQFS from and against any and all actions, suits, claims, losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) (collectively, "Losses") to which CQFS may become liable arising directly or indirectly out of any action or omission to act which CQFS takes (i) at any request or on the direction of or in reliance on the reasonable advice of the Fund, (ii) upon any instruction, notice or other instrument that CQFS reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Fund (other than an employee or other affiliated person of CQFS who may otherwise be named as an authorized representative of the Fund for certain purposes) or (iii) on its own initiative, in good faith and in accordance with the standard of care set forth in Article 7 above, in connection with the performance of its duties or obligations hereunder; provided, however that the Fund shall have no obligation to indemnify or reimburse CQFS under this Article 8 to the extent that CQFS is entitled to reimbursement or indemnification for such Losses under any liability insurance policy described in this Agreement or otherwise. Further, CQFS shall not be indemnified against or held harmless from any Losses arising directly or indirectly out of CQFS' own willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder. (As used in this Article 8, the term "CQFS" shall include Directors, officers, employees and other agents of CQFS as well as CQFS itself).

     CQFS agrees to indemnify and hold harmless the Fund from and against any and all actions, suits, claims, losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) (collectively, "Losses") to which the Fund may become liable arising directly or indirectly out of CQFS's own willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of its obligations and duties as set forth in this Agreement, including but not limited to an act or omission on the part of CQFS that results in a disqualification of the Fund as a Registered Investment Company under then current IRS Code requirements. (As used in this Article 8, the term "CQFS" shall include Directors, officers, employees and other agents of CQFS as well as CQFS itself.).

     If a claim is made against any party to this Agreement as to which that party may seek indemnity under this Article 8 from the other party, the party seeking indemnification shall notify the other party within ten (10) days after receipt of any written assertion of such claim threatening to institute an action or proceeding or service of summons or other legal process. Failure to notify a party of a claim for indemnification will relieve the party from whom indemnification is sought from any liability which it may have on account of the indemnity provisions set forth under this Article 8 unless the party seeking indemnification can demonstrate to the reasonable satisfaction of the other party that such party has not been prejudiced in any material respect by such failure to so notify.

     The parties to this Agreement will cooperate in the control of the defense of any action, suit or proceeding in a party is involved and for which indemnity is being provided by the other party. Any party from whom indemnification is sought may negotiate the settlement of any action, suit or proceeding subject to the other party's approval, which approval will not be unreasonably withheld. The party seeking indemnification reserves the right, but not the obligation, to participate in the defense or settlement of a claim, action or proceeding with its own counsel. Costs or expenses incurred by a party to whom indemnification is being provided in connection with, or as a result of such participation, will be borne solely by that party unless:

     (i) the party seeking indemnification has received an opinion of counsel from counsel to the other party stating that the use of common counsel would present an impermissible conflict of interest;

     (ii) the defendants in, or targets of, any such action or proceeding include both CQFS and the Fund, and legal counsel to either party has reasonably concluded that there are legal defenses available to a party which are different from or additional to those available to the other party or which may be adverse to or inconsistent with defenses available to a party; or

     (iii) the party from whom indemnification is sought authorizes the other party to employ separate counsel at the expense of the indemnifying party.

     (d) The terms of this Article 8 will survive the termination of this Agreement.

9.   RECORD RETENTION AND CONFIDENTIALITY.

     CQFS shall keep and maintain on behalf of the Fund all books and records which the Fund and CQFS is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act, relating to the maintenance of books and records in connection with the services to be provided hereunder. CQFS further agrees that all such books and records shall be the property of the Fund and to make such books and records available for inspection by the Fund or by the SEC at reasonable times and otherwise to keep confidential all books and records and other information relative to the Fund and its shareholders; except when requested to divulge such information by duly-constituted authorities or court process. CQFS agrees to maintain adequate data backup facilities and emergency plans and procedures reasonably designed to safeguard the books and records of the Fund from permanent loss.

10.  FORCE MAJEURE.

     CQFS assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control, including acts of civil or military authority, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

11.  RIGHTS OF OWNERSHIP; RETURN OF RECORDS.

     All records and other data except computer programs and procedures developed to perform services required to be provided by CQFS are the exclusive property of the Fund and all such records and data will be furnished to the Fund in appropriate form as soon as practicable after termination of this Agreement for any reason. CQFS may at its option at any time, and shall promptly upon the Fund's demand, turn over to the Fund and cease to retain CQFS's files, records and documents created and maintained by CQFS pursuant to this Agreement which are no longer needed by CQFS in the performance of its services or for its legal protection. If not so turned over to the Fund, such documents and records will be retained by CQFS for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Fund unless the Fund authorizes in writing the destruction of such records and documents. If destruction of documents is authorized by the Fund, CQFS shall provide reasonable proof of such destruction to the Fund.

12.  REPRESENTATIONS OF THE FUND.

     The Fund certifies to CQFS that: (1) as of the close of business on the Effective Date, the Fund that is in existence as of the Effective Date has authorized 100,000,000 shares, and (2) this Agreement has been duly authorized by the Fund and, when executed and delivered by the Fund, will constitute a legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

13.  REPRESENTATIONS OF CQFS.

     CQFS represents and warrants that: (1) the various procedures and systems which CQFS has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause the records, and other data of the Fund and CQFS' records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, (2) this Agreement has been duly authorized by CQFS and, when executed and delivered by CQFS, will constitute a legal, valid and binding obligation of CQFS, enforceable against CQFS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, (3) it is duly registered with the appropriate regulatory agency as a transfer agent and such registration will remain in full force and effect for the duration of this Agreement, (4) CQFS will promptly notify the Fund if such registrations are terminated or are no longer in full force and effect, and (4) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

     In the event that CQFS breaches any of the above representations, and such breach remains uncured for a period of ten (10) days, the Fund may immediately terminate this Agreement without penalty and CQFS will transfer all appropriate Fund records to the Fund's choice of a new agent.

14.  INSURANCE.

     CQFS shall furnish the Fund with pertinent information concerning the professional liability insurance coverage that it maintains. Such information shall include the identity of its insurance carrier(s), coverage levels and deductible amounts. CQFS shall notify the Fund within ten (10) days should any of its insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. CQFS shall notify the Fund within ten (10) of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Fund from time to time as may be appropriate of the total outstanding claims made by CQFS under its insurance coverage. Any failure on the part of CQFS to notify the Fund of changes to CQFS's insurance coverage as set forth in this Article 14 shall constitute a material breach of this Agreement, and the Fund shall be entitled to terminate this Agreement immediately in the event of such a breach.

15.  INFORMATION TO BE FURNISHED BY THE FUND.

     The Fund has furnished to CQFS, or will furnish prior to the Effective Date, the following:

     (a)  Copies of the following documents:

          1. Copies of the Fund's Declaration of Fund and of any amendments thereto, certified by the proper official of the state in which such document has been filed.

          2.   The Fund's Bylaws and any amendments thereto; and

          3. Copies of resolutions of the Directors covering the approval of this Agreement, authorization of a specified officer of the Fund to execute and deliver this Agreement and authorization for specified officers of the Fund to instruct CQFS thereunder.

     (b) A list of all the officers of the Fund, together with specimen signatures of those officers who are authorized to instruct CQFS in all matters.

     (c) Copies of the Prospectus and Statement of Additional Information for the Fund.

16.  AMENDMENTS TO AGREEMENT.

     This Agreement, or any term thereof, may be changed or waived only by written amendment signed by the party against whom enforcement of such change or waiver is sought.

     For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and CQFS may conclusively assume that any special procedure which has been approved by the Fund does not conflict with or violate any requirements of its CQFS of Fund or then current prospectuses, or any rule, regulation or requirement of any regulatory body.

17.  COMPLIANCE WITH LAW.

     Except for the obligations of CQFS otherwise set forth herein, the Fund assumes full responsibility for the preparation, contents and distribution of each prospectus of the Fund as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the 1940 Act and any other laws, rules and regulations of governmental authorities having jurisdiction. The Fund represents and warrants that no shares of the Fund will be offered to the public until the Fund's registration statement under the Securities Act and the 1940 Act has been declared or becomes effective.

18.  NOTICES.

     Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice, at the following address: if to CQFS, at 1288 Valley Forge Road, Suite 87, Valley Forge, PA 19482, Attn: Mr. David Jones; and if to the Fund, at 51 JFK Parkway, Short Hills, NJ 07078, Attn: Mr. Bruce R. Berkowitz; or at such other address as such party may from time to time specify in writing to the other party pursuant to this Article.

19.  ASSIGNMENT.

     This Agreement and the rights and duties hereunder shall not be assignable by any party hereto except by the specific written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

20.  GOVERNING LAW.

     This Agreement shall be construed in accordance with the laws of the State of Pennsylvania and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

21.  MULTIPLE ORIGINALS.

     This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


FAIRHOLME FUNDS, INC.                   ATTEST

________________________________        ________________________________
By:  Bruce Berkowitz                    By:  Keith D. Trauner
Title:  President                       Secretary



CITCO-QUAKER FUND SERVICES, INC.        ATTEST




By: ____________________________        ________________________________
David D. Jones                          By:  Jeffry H. King, Sr.
President                               Secretary

                                   SCHEDULE A

                                     TO THE
                         MUTUAL FUND SERVICES AGREEMENT
                                     BETWEEN
                              FAIRHOLME FUNDS, INC.
                                       AND
                        CITCO-QUAKER FUND SERVICES, INC.
                               Dated May 31, 2002


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FUNDS                          Class A     Class B     Class C*     No-LoadClass
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The Fairholme Fund                                         X               X
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* Class C shares not active as of the date of this Agreement.

                                   SCHEDULE B

                                     TO THE
                         MUTUAL FUND SERVICES AGREEMENT
                                     BETWEEN
                              FAIRHOME FUNDS, INC.
                                       AND
                        CITCO-QUAKER FUND SERVICES, INC.
                               Dated May 31, 2002


Accounting  Services to be Provided By CITCO-Quaker Fund Services,  Inc. for the
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Portfolios of the Fund as Set Forth on Schedule A Above
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(a)  Maintenance of Books And Records.

     CQFS shall maintain and keep current the accounts, books, records and other documents relating to the Fund's financial and Fund transactions as may be required by the rules and regulations of the Securities and Exchange Commission (the "SEC") adopted under Section 31(a) of the 1940 Act. CQFS shall cause the subject records of the Fund to be maintained and preserved pursuant to the requirements of the 1940 Act.

(b)  Performance Of Daily Accounting Services.

     In addition to the maintenance of the books and records specified above, CQFS shall perform the following accounting services daily for the Fund:

          (i) Calculate the net asset value per share utilizing prices obtained from the sources described in subsection 1(b)(ii) below;
          (ii) Obtain security prices from independent pricing services, or if such quotes are unavailable, then obtain such prices from the Fund's investment adviser or its designee as approved by the Fund's Board of Directors (hereafter referred to as " Directors");
          (iii) Verify and reconcile with the Funds' custodian all daily trade activity;
          (iv) Compute, as appropriate, the Fund's net income and capital gains, dividend payables, dividend factors, yields, and weighted average Fund maturity;
          (v) Review daily the net asset value calculation and dividend factor (if any) for the Fund prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and yields to NASDAQ or such other exchange or reporting entity as is approved by the Directors;
          (vi) Determine unrealized appreciation and depreciation on securities held by the Funds;
          (vii) Amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Fund;
          (viii) Update Fund accounting system to reflect rate changes, as received from the Fund's investment adviser or designee, on variable interest rate instruments;
          (ix)   Post Fund transactions to appropriate categories;
          (x) Accrue expenses of the Fund according to instructions received from the Fund's administrator;
          (xi) Determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts;
          (xii) Provide accounting reports in connection with the Fund's regular annual audit and other audits and examinations by regulatory agencies; and
          (xiii) Provide such periodic reports as the parties shall agree upon.

(c)  Special Reports And Services.

          (i) CQFS may provide additional special reports upon the request of the Fund or the Fund's investment adviser or designee, which may result in additional charges, the amount of which shall be agreed upon between the parties prior to the provision of such special report.
          (ii) CQFS may provide such other similar services with respect to the Fund as may be reasonably requested by the Fund, which may result in an additional charge, the amount of which shall be agreed upon between the parties prior to the provision of such service.

(d)  Additional Accounting Services.

     CQFS shall also perform the following additional accounting services for each Fund:

          (i) Provide monthly (or as frequently as may reasonably be requested by the Fund or the Fund's investment adviser) a set of financial statements for the Fund as described below, upon request of the Fund: (1) Statement of Assets and Liabilities
                 (2) Statement of Operations (3) Statement of Changes in Net Assets (4) Security Purchases and Sales Journals (5) Fund Holdings Reports

          (ii)   Provide accounting information for the following:

                 (A) federal and state income tax returns and federal excise tax returns;
                 (B)  the Fund's semi-annual reports with the SEC on Form N-SAR;
                 (C) the Fund's annual, semi-annual and quarterly (if any) shareholder reports;
                 (D) registration statements on Form N-1A and other filings relating to the registration of shares;
                 (E) CQFS's monitoring of the Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended;
                 (F)  annual audit by the Fund's auditors; and
                 (G)  examinations performed by the SEC.

Administrative  Services to be Provided By CITCO-Quaker Fund Services,  Inc. for
--------------------------------------------------------------------------------
the Fund as Set Forth on Schedule A Above
-----------------------------------------

     CQFS shall provide the Fund with regulatory reporting services; shall provide all necessary office space, equipment, personnel, compensation and facilities for handling the affairs of the Fund; and shall provide such other services as the Fund may request that CQFS perform consistent with its obligations under this Agreement. Without limiting the generality of the foregoing, CQFS shall:

     (a) calculate Fund expenses and administer all disbursements for the Fund, and as appropriate compute the Fund's yields, total return, expense ratios and Fund turnover rate;

     (b) cooperate, in consultation with the Fund and Fund counsel, in the preparation of prospectuses, statements of additional information, registration statements and proxy materials;

     (c) prepare such reports, notice filing forms and other documents (including reports regarding the sale and redemption of shares of the Fund as may be required in order to comply with federal and state securities law) as may be necessary or desirable to make notice filings relating to the Fund's shares with state securities authorities, monitor the sale of Fund shares for compliance with state securities laws, and file with the appropriate state securities authorities compliance filings as may be necessary or convenient to enable the Fund to make a continuous offering of its shares;

     (d) develop and prepare, with the assistance of the Fund, communications to shareholders, including the annual report to shareholders, coordinate the mailing of prospectuses, notices, proxy statements, proxies and other reports to Fund shareholders, and supervise and facilitate the proxy solicitation process for all shareholder meetings, including the tabulation of shareholder votes;

     (e) administer contracts on behalf of the Fund with, among others, the Fund's investment adviser, sub-advisers, distributor, custodian, and other service providers;

     (f) monitor and supervise CQFS transfer agency actiities with respect to the payment of dividends and other distributions to shareholders;

     (g)  calculate   performance   data  of  the  Fund  for   dissemination  to
          information services covering the investment company industry;

     (h) file all of the Fund's tax returns, and prepare and mail annual Form 1099, Form W-2P and Form 5498 to appropriate shareholders, with a copy to the Internal Revenue Service;

     (i) assist with the layout and printing of prospectuses and supplements thereto, and assist with and coordinate layout and printing of the Fund's semi-annual and annual reports to shareholders;

     (j) provide individuals reasonably acceptable to the Directors to serve as officers of the Fund, who will be responsible for the management of certain of the Fund's affairs as determined by the Directors;

     (k) advise the Fund and its Directors on matters concerning the Fund and its affairs including making recommendations regarding dividends and distributions;

     (l) obtain and keep in effect fidelity bonds and Directors and officers/errors and omissions insurance policies for the Fund in accordance with the requirements of the 1940 Act and as such bonds and policies are approved by the Directors;

     (m) monitor and advise the Fund and its Funds on their registered investment company status under the Internal Revenue Code of 1986;

     (n) monitor and advise the Fund and its Funds on compliance with applicable limitations as imposed by the 1940 Act and the rules and regulations thereunder or set forth in the Fund's or any Fund's then current Prospectus or Statement of Additional Information;

     (o) provide coordination of meetings and preparation of materials for the quarterly and special meetings of the Directors and meetings of the Fund's shareholders;

     (p) cooperate with, and take all reasonable actions in the performance of its duties under this Agreement to ensure that all necessary information is made available to the Fund's independent public accountants in connection with the preparation of any audit or report requested by the Fund;

     (q) cooperate with, and take all reasonable actions in the performance of its duties under this Agreement to ensure that the necessary information is made available to the Securities and Exchange Commission (the "SEC") or any other regulatory authority in connection with any regulatory audit of the Fund;

     (r) perform all administrative services and functions of the Fund to the extent administrative services and functions are not provided to the Fund by other agents of the Fund;

     (s) prepare and file with the SEC the semi-annual report for the Fund on Form N-SAR and all required notices pursuant to Rule 24f-2 under the 1940 Act; and

     (t) furnish advice and recommendations with respect to other aspects of the business and affairs of the Fund as the Fund, and CQFS shall determine desirable.

Transfer Agency Services to be Provided By CITCO-Quaker Fund Services,  Inc. for
--------------------------------------------------------------------------------
the Fund as Set Forth on Schedule A Above
-----------------------------------------

     (a)  Shareholder Transactions
          ------------------------

          (i)    Process   shareholder   purchase  and   redemption   orders  in
                 accordance with conditions set forth in the Fund's prospectus.

          (ii) Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions.

          (iii) Issue confirmations in compliance with Rule 10b-10 under the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (iv)   Issue periodic statements for shareholders.

          (v)    Process transfers and exchanges.

          (vi) Act as a service agent and process dividend payments, including the purchase of new shares, through dividend reimbursement.

          (vii) Record the issuance of shares and maintain pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding.

          (viii) Perform such services as are required to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules").

          (ix) Administer and/or perform all other customary services of a transfer agent.

     (b)  Shareholder Information Services
          --------------------------------

          (i) Make information available to shareholder servicing units and other remote access units regarding trade date, share price, current holdings, yields, and dividend information.

          (ii) Produce detailed history of transactions through duplicate or special order statements upon request.

          (iii) Provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders.

          (iv) Respond as appropriate to all inquiries and communications from shareholders relating to shareholder accounts.

     (c)  Compliance Reporting
          --------------------

          (i) Provide reports to the Securities and Exchange Commission and the states in which the Funds are registered.

          (ii) Prepare and distribute appropriate Internal Revenue Service forms for shareholder income and capital gains.

          (iii)  Issue tax withholding reports to the Internal Revenue Service.

     (d)  Dealer/Load Processing (if applicable)
          --------------------------------------

          (i)    Provide  reports  for  tracking  rights  of  accumulation   and
                 purchases made under a Letter of Intent.

          (ii)   Account  for   separation  of  shareholder   investments   from
                 transaction sale charges for purchase of Fund shares.

          (iii) Calculate fees due under 12b-1 plans for distribution and marketing expenses.

          (iv) Track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases in a load Fund.

          (e)    Shareholder Account Maintenance

          (i)    Maintain all shareholder records for each account in the Fund.

          (ii)   Issue  customer   statements  on  scheduled  cycle,   providing
                 duplicate second and third party copies if required.

          (iii)  Record shareholder account information changes.

          (iv)   Maintain account documentation files for each shareholder.

     CQFS shall perform such other services for the Fund that are mutually agreed upon by the parties from time to time either at no additional fees or for such reasonable and customary fees as are mutually agreed upon by the parties; provided, however that the Fund may retain third parties to perform such other services. Such services may include performing internal audit examination; mailing the annual reports of the Funds; preparing an annual list of shareholders; and mailing notices of shareholders' meetings, proxies and proxy statements, for all of which the Fund will pay CQFS's out-of-pocket expenses.

                                   SCHEDULE C

                                     TO THE
                      INVESTMENT COMPANY SERVICES AGREEMENT
                                     BETWEEN
                              FAIRHOLME FUNDS, INC.
                                       AND
                        CITCO-QUAKER FUND SERVICES, INC.
                               Dated May 31, 2002

PROPOSED FEE SCHEDULE
FOR MUTUAL FUND SERVICES

CITCO-Quaker Fund Services will provide all of the services described in Schedule B herein for the following fees:

--------------------------------------------------------------------------------
     Average Daily Net Assets                            Annualized Fees
--------------------------------------------------------------------------------
On The First $100 Million in Assets                           0.25%
--------------------------------------------------------------------------------
On Assets Above $100 Million but less
than $500 Million                                             0.20%
--------------------------------------------------------------------------------
On All Assets In Excess of $500 Million                       0.15%
--------------------------------------------------------------------------------

The above fees include 100 Fund trades per month, per Portfolio (exclusive of daily cash investments). Portfolios executing more than 100 Fund trades per month will be charged $5 per trade for each trade in excess of 100.

In addition to the above fees, the Fund will reimburse CITCO-Quaker for the costs of the daily Fund price quotation services utilized by the Fund(s).

The fees set forth above are subject to a minimum annual fee of $50,000 until such time as fees generated from asset growth exceed the minimum, at which point the above-described fee schedule will prevail.

OUT-OF-POCKET EXPENSES:

In addition to the above fees, the Fund will reimburse CQFS or pay directly certain out-of-pocket expenses incurred on the Fund's behalf, including but not limited to; postage, confirmations, statements, printing, telephone lines, internet access fees, bank service charges, Fund specific Fund/SERV and Networking costs, other industry standard transfer agency expenses, travel expenses and any other expenses approved by the Fund(s) or an Adviser thereto. The Fund will also be responsible for its normal operating expenses, such as federal and state filing fees, insurance premiums, typesetting and printing of the Fund's public documents, and fees and expenses of the Fund's other vendors and providers. CQFS will provide to the Fund's Advisor access to securities pricing services and Advisor will reimburse CQFS for the costs of such pricing services on a pro rata basis by positions held with other fund complexes utilizing the same pricing services.